Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities and Exchange Commission

Date of Report (Date of earliest event reported): January 16, 2006.

Tabatha IV, Inc.
(Exact name of registrant as specified in its charter)

Colorado	0-31765	84-1536520
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2735 Villa Creek, Suite 175, Dallas, Texas 75234
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (469) 522-6222

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Form 8-K
Tabatha IV, Inc.
Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On January 16, 2006, our board of directors added Scott B. Gann to the board. Mr. Gann is to serve until the next annual meeting of shareholders. A summary of Mr. Gann’s background follows:

Scott B. Gann, 40, has been engaged in the stock brokerage business for over 14 years with several nationally-known brokerage firms. Currently, Mr. Gann is Managing Director of Investments at Sanders, Morris, Harris, Inc., in its Dallas, Texas, office. During his career in the financial industry, Mr. Gann has advised public and private companies and high-profile investors, provided investment banking advice and performed money management services for private investors. Mr. Gann is a graduate of Baylor University, Waco, Texas, where he earned a Bachelor of Business Administration degree from the Hankamer School of Business. Mr. Gann is a licensed stock broker, holding Series 63, Series 7 and Series 65 licenses.

Mr. Gann is a defendant in a lawsuit styled Securities and Exchange Commission, Plaintiff, v. Scott B. Gann and George B. Fasciano, Defendants, United States District Court, Northern District of Texas, Dallas Division, Case No. 305CV-063L, filed January 10, 2005. In the complaint, it is alleged that Mr. Gann violated Section 10 of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder with respect to certain market timing practices in trading securities of certain mutual funds. The SEC is seeking a permanent injunction restraining Mr. Gann from violating Section 10 of the Exchange Act and Rule 10b-5 thereunder, disgorgement of Mr. Gann’s profits and an “appropriate civil monetary penalty”. Mr. Gann has filed denials of all claims made in the complaint. Discovery in the lawsuit has been substantially completed and the parties await a trial date.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

Dated: March 16, 2006.	TABATHA IV, INC.

By:	/s/ MIMBI ROBERTSON
Mimbi Robertson, President